SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2008

GSE Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26494	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD	21244
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(410) 277-3740

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 27, 2008, GSE Systems, Inc. (the “Company”), entered into a ten (10) year Agreement of Lease (the “Agreement”) with 1332 Londontown Road, LLC (“Landlord”), a Maryland limited liability company.  Pursuant to the terms of the Agreement, GSE will lease approximately 31,583 square feet of office space located at 1322 Londontown Road, Eldersburg, Maryland 21784 with an aggregate annual rent of $323,725.75, or $26,977.15 per month, which amount shall increase three percent (3%) per annum on the anniversary date of the Agreement.  Payment of rent commences August 1, 2008 or the date thirty (30) days after delivery of the premises on which work the Landlord agreed to undertake to make the premises suitable for GSE’s occupancy is substantially complete. The Agreement also provides for a right of first offer on space adjacent to the space GSE agreed to lease.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number		Description
*	10.1	Agreement of Lease, dated as of February 27, 2008 by and between 1332 Londontown Road, LLC and GSE Systems, Inc.

* Confidential portions of this agreement have been omitted pursuant to a request for confidential treatment filed separately with the U.S. Securities and Exchange Commission.

                                                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2008	GSE SYSTEMS, INC.

	By:	/s/ Jeffery G. Hough
Name: Jeffery G. Hough Title: Chief Financial Officer